UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 27, 2007

PRINTRONIX, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-9321	95-2903992
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14600 Myford Road, P.O. Box 19559, Irvine, California	92606
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (714) 368-2300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events

On December 27, 2007, Printronix, Inc., a Delaware corporation (the “Company”) issued a press release announcing that at its special meeting of stockholders held on December 27, 2007, its stockholders adopted the Agreement and Plan of Merger (the “Merger Agreement”), dated as of October 1, 2007, by and among the Company, Pioneer Holding Corp., a Delaware Corporation (“Parent”), and Pioneer Sub Corp. (“Merger Sub”), a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Subsidiary”).  Parent and Merger Subsidiary are owned directly or indirectly by Vector Capital VI, L.P.

The Merger Agreement was adopted by the holders of a majority of the Company’s common stock, as required by Delaware law.

Based upon the preliminary tally of shares voted and for purposes of the vote required by the Merger Agreement closing condition and of the vote required under Delaware law, approximately 98.92 percent of the shares of the Company’s common stock present and voting at the special meeting voted for the adoption of the Merger Agreement, representing approximately 85.62 percent of the total number of shares of common stock outstanding and entitled to vote.

The press release announcing the results of the special meeting is furnished as Exhibit 99.1 hereto.

Item 9.01  Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit Number	Description

99.1	Press Release issued by Printronix, Inc., dated December 27, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRINTRONIX, INC.

December 27, 2007	/s/ George L. Harwood
George L. Harwood,
Senior Vice President, Finance & IT, Chief Financial Officer and Secretary

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release issued by Printronix, Inc., dated December 27, 2007.